UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 18, 2024

MILESTONE SCIENTIFIC INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-14053	13-3545623
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

425 Eagle Rock Avenue
Suite 403
Roseland, NJ 07068
(Address of principal executive offices)

973-535-2717
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on exchange on which registered
Common Stock	MLSS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Milestone Scientific Inc. (the “Company”) previously announced that Mr. Arjan Haverhals, the Chief Executive Officer of the Company, would continue as a director and, beginning in January 1, 2025, would become a consultant to the Company.

On December 18, 2024, the Company concluded a consulting agreement (the “Consulting Agreement”) with Mr. Haverhals, through his consulting company, RH Consulting LLC. The Consulting Agreement provides that Mr. Haverhals will be available to provide the following services: (i) assistance and guidance on sales and business strategies for both the dental and medical business, including quarterly sales forecast;( ii) support of and interaction with the medical team on reimbursement strategies and distributor management; (iii) support and interaction with the dental team on sales growth and international expansion; (iv) assist in international medical business expansion; (v) input and guidance on marketing and educational strategies; and (vi) soundboard for R&D projects. There are no minimum time requirements for the provision of the services or Mr. Haverhals’ availability.

The provision of services under the Consulting Agreement will commence on January 1, 2025, and continue for an indefinite period, subject to the Company having the right to terminate the Consulting Agreement on 30 days advance notice in the event of his disability to provide services and either party having the right to terminate the Consulting Agreement on 90 days’ advance notice. Mr. Haverhals will be paid an annual fee at the rate of $350,000, at the at the rate of $150,000 in respect of the first calendar quarter of 2025, and at the rate of $66,666, in respect of each subsequent calendar quarter of 2025, payable monthly in arrears, in each case in equal monthly installments on the last day of each month of such quarter. The Company will reimburse Mr. Haverhals for reasonable expenses in providing the services. Mr. Haverhals will be an independent contractor and will not be provided with health and accident insurance, life insurance, paid sick leave and/or paid vacation time. In connection with the Consulting Agreement, he has also entered into a Company-standard form of non-disclosure, non-solicitation, non-competition and invention agreement.

Mr. Haverhals will retain all his rights under the existing employment agreement between the Company and him that expires on December 31, 2024.

A copy of the Consulting Agreement is filed as an Exhibit to this Current Report on Form 8-K, and the foregoing description is subject to the terms of such filed document.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit 10.1	Form of Consulting Agreement between RH Consulting LLC and Milestone Scientific Inc. dated December 18, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILESTONE SCIENTIFIC INC.

Dated: December 20, 2024	/s/ Arjan Haverhals
Arjan Haverhals,
Chief Executive Officer